Exhibit 1

JOINT FILING AGREEMENT

The undersigned, Temasek Holdings (Private) Limited, Fullerton Management Pte Ltd, Fullerton Financial Holdings Pte. Ltd. and Allamanda Investments Pte Ltd, hereby agree and acknowledge that the information required by this Schedule 13G/A, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements hereto shall also be filed on behalf of each of them.

Dated: February 14, 2012	TEMASEK HOLDINGS (PRIVATE) LIMITED

	By:	/s/ Lena Chia Yue Joo
Name : Lena Chia Yue Joo
Title : Managing Director, Legal & Regulations

Dated: February 14, 2012	FULLERTON MANAGEMENT PTE LTD

	By:	/s/ Lena Chia Yue Joo
Name : Lena Chia Yue Joo
Title : Director

Dated: February 14, 2012	FULLERTON FINANCIAL HOLDINGS PTE. LTD.

	By:	/s/ Syed Aamir Zahidi
Name : Syed Aamir Zahidi
Title : Executive Vice President

Dated: February 14, 2012	ALLAMANDA INVESTMENTS PTE LTD

	By:	/s/ Rooksana Shahabally
Name : Rooksana Shahabally
Title : Director